Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. REPORTS FIRST QUARTER 2026 RESULTS

●	First quarter comparable store sales growth of 8.1%
●	16% increase in first quarter diluted earnings per share to $0.72
●	$1 billion net cash provided by operating activities year-to-date

Springfield, MO, April 29, 2026 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq:  ORLY), a leading retailer in the automotive aftermarket industry, today announced record revenue and earnings for its first quarter ended March 31, 2026.

1st Quarter Financial Results

Brad Beckham, O’Reilly’s CEO, commented, “We are pleased to report a strong start to 2026, highlighted by an 8.1% increase in comparable store sales and a 16% increase in our first quarter diluted earnings per share.  Team O’Reilly delivered comparable store sales results exceeding our expectations in both professional and DIY, with double-digit growth in our professional business and mid-single digit growth in DIY.  Our ability to drive productivity in our business and translate robust sales growth into a 14% increase in operating profit is the direct result of our Team’s focus on prudent expense management.  I would like to thank all of our Team Members for their incredible hard work in the first quarter and their relentless focus on providing unsurpassed service to our customers each and every day.  We look forward to the opportunities we have to grow our market share in 2026 and are encouraged by the stable demand backdrop in our industry.”

Sales for the first quarter of 2026 increased $424 million, or 10%, to $4.56 billion from $4.14 billion for the same period one year ago.  Gross profit for the first quarter of 2026 increased 11% to $2.35 billion (or 51.5% of sales) from $2.12 billion (or 51.3% of sales) for the same period one year ago.  Selling, general and administrative expenses for the first quarter of 2026 increased 9% to $1.51 billion (or 33.0% of sales) from $1.38 billion (or 33.4% of sales) for the same period one year ago.  Operating income for the first quarter of 2026 increased 14% to $842 million (or 18.5% of sales) from $741 million (or 17.9% of sales) for the same period one year ago.

Net income for the first quarter of 2026 increased $66 million, or 12%, to $604 million (or 13.2% of sales) from $538 million (or 13.0% of sales) for the same period one year ago.  Diluted earnings per common share for the first quarter of 2026 increased 16% to $0.72 on 843 million shares versus $0.62 on 864 million shares for the same period one year ago.

1st Quarter Comparable Store Sales Results

Comparable store sales are calculated based on the change in sales for U.S. stores open at least one year and exclude sales of specialty machinery, sales to independent parts stores, and sales to Team Members.  Online sales for ship-to-home orders and pick-up-in-store orders for U.S. stores open at least one year are included in the comparable store sales calculation.  Comparable store sales increased 8.1% for the first quarter ended March 31, 2026, on top of 3.6% for the same period one year ago.

Share Repurchase Program

During the first quarter ended March 31, 2026, the Company repurchased 10.0 million shares of its common stock, at an average price per share of $92.45, for a total investment of $923 million.  Excise tax on shares repurchased, assessed at one percent of the fair market value of shares repurchased, was $9.2 million for the three months ended March 31, 2026.  Subsequent to the end of the first quarter and through the date of this release, the Company repurchased an additional 3.6 million shares of its common stock, at an average price per share of $92.83, for a total investment of $338 million.  The Company has repurchased a total of 1.48 billion shares of its common stock under its share repurchase program since the inception of the program in January of 2011 and through the date of this release, at an average price of $19.38, for a total aggregate investment of $28.61 billion.  As of the date of this release, the Company had approximately $1.14 billion remaining under its current share repurchase authorization.

Updated Full-Year 2026 Guidance

The table below outlines the Company’s updated guidance for selected full-year 2026 financial data:

For the Year Ending
December 31, 2026
Net, new store openings	225 to 235
Comparable store sales	3.0% to 5.0%
Total revenue	$18.7 billion to $19.0 billion
Gross profit as a percentage of sales	51.5% to 52.0%
Operating income as a percentage of sales	19.3% to 19.8%
Effective income tax rate	22.6%
Diluted earnings per share (1)	$3.15 to $3.25
Net cash provided by operating activities	$3.1 billion to $3.5 billion
Capital expenditures	$1.3 billion to $1.4 billion
Free cash flow (2)	$1.8 billion to $2.1 billion
(1)	Weighted-average shares outstanding, assuming dilution, used in the denominator of this calculation, includes share repurchases made by the Company through the date of this release.
(2)	Free cash flow is a non-GAAP financial measure. The table below reconciles Free cash flow guidance to Net cash provided by operating activities guidance, the most directly comparable GAAP financial measure:

		For the Year Ending
(in millions)		December 31, 2026
Net cash provided by operating activities		$3,110	to	$3,520
Less:	Capital expenditures	1,300	to	1,400
	Excess tax benefit from share-based compensation payments	10	to	20
Free cash flow		$1,800	to	$2,100

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”).  These items include adjusted debt to earnings before interest, taxes, depreciation, amortization, share-based compensation, and rent (“EBITDAR”) and free cash flow.  The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information.  The Company believes that the presentation of adjusted debt to EBITDAR and free cash flow provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operations.  The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the table above and the selected financial information below.

Earnings Conference Call Information

The Company will host a conference call on Thursday, April 30, 2026, at 10:00 a.m. Central Time to discuss its results as well as future expectations.  Investors may listen to the conference call live on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations.”  Interested analysts are invited to join the call.  The dial-in number for the call is (888) 506-0062 and the conference call identification number is 264620.  A replay of the conference call will be available on the Company’s website through Thursday, April 29, 2027.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment, and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities, and other programs.  As of March 31, 2026, the Company operated 6,644 stores across 48 U.S. states, Puerto Rico, Mexico, and Canada.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend,” “guidance,” “target,” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues, and future performance.  These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties, and assumptions, including, but not limited to, the economy in general; inflation; consumer debt levels; product demand; a public health crisis; the market for auto parts; competition; weather; trade disputes and changes in trade policies, including the imposition of new or increased tariffs; availability of key products and supply chain disruptions; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; damage, failure, or interruption of information technology systems, including information security and cyber-attacks; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; and governmental regulations.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2025, and subsequent Securities and Exchange Commission filings, for additional factors that could materially affect the Company’s financial performance.  Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

For further information contact:	Investor Relations Contacts
Leslie Skorick (417) 874-7142
Eric Bird (417) 868-4259

Media Contact
Sonya Cox (417) 427-8071

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2026	March 31, 2025	December 31, 2025
	(Unaudited)	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$252,632	$191,248	$193,793
Accounts receivable, net	431,173	392,168	389,793
Amounts receivable from suppliers	165,033	129,921	159,900
Inventory	5,810,121	5,172,436	5,731,385
Other current assets	308,377	143,694	269,406
Total current assets	6,967,336	6,029,467	6,744,277

Property and equipment, at cost	10,440,524	9,450,387	10,222,249
Less: accumulated depreciation and amortization	4,065,527	3,684,666	3,964,824
Net property and equipment	6,374,997	5,765,721	6,257,425

Operating lease, right-of-use assets	2,450,393	2,374,177	2,391,150
Goodwill	953,035	933,130	948,208
Other assets, net	191,417	191,380	197,193
Total assets	$16,937,178	$15,293,875	$16,538,253

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$7,237,126	$6,535,532	$7,103,684
Self-insurance reserves	321,896	154,013	297,304
Accrued payroll	152,357	132,965	119,603
Accrued benefits and withholdings	256,015	214,547	240,072
Income taxes payable	6,996	137,142	13,957
Current portion of operating lease liabilities	445,416	425,330	439,907
Other current liabilities	804,462	910,977	561,294
Total current liabilities	9,224,268	8,510,506	8,775,821

Long-term debt	6,195,311	5,651,821	6,016,904
Operating lease liabilities, less current portion	2,090,498	2,026,668	2,034,688
Deferred income taxes	224,411	236,572	211,210
Other liabilities	269,745	225,764	262,982

Shareholders’ equity (deficit):
Common stock, $0.01 par value:
Authorized shares – 1,250,000,000
Issued and outstanding shares –
832,292,716 as of March 31, 2026,
856,702,725 as of March 31, 2025, and
841,909,238 as of December 31, 2025	8,323	8,567	8,419
Additional paid-in capital	1,537,430	1,476,741	1,530,292
Retained deficit	(2,638,068)	(2,805,929)	(2,328,817)
Accumulated other comprehensive income (loss)	25,260	(36,835)	26,754
Total shareholders’ deficit	(1,067,055)	(1,357,456)	(763,352)

Total liabilities and shareholders’ deficit	$16,937,178	$15,293,875	$16,538,253

Note:  The balance sheet at December 31, 2025, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended
	March 31,
	2026	2025
Sales	$4,560,539	$4,136,924
Cost of goods sold, including warehouse and distribution expenses	2,213,328	2,015,439
Gross profit	2,347,211	2,121,485

Selling, general and administrative expenses	1,505,603	1,380,019
Operating income	841,608	741,466

Other income (expense):
Interest expense	(62,745)	(57,564)
Interest income	1,748	1,664
Other, net	(522)	(1,215)
Total other expense	(61,519)	(57,115)

Income before income taxes	780,089	684,351
Provision for income taxes	175,908	145,866
Net income	$604,181	$538,485

Earnings per share-basic:
Earnings per share	$0.72	$0.63
Weighted-average common shares outstanding – basic	838,578	859,564

Earnings per share-assuming dilution:
Earnings per share	$0.72	$0.62
Weighted-average common shares outstanding – assuming dilution	842,516	864,331

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Three Months Ended
	March 31,
	2026	2025
Operating activities:
Net income	$604,181	$538,485
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	135,361	122,224
Amortization of debt discount and issuance costs	1,887	1,851
Deferred income taxes	13,291	(11,159)
Share-based compensation programs	8,816	8,444
Other	1,987	3,191
Changes in operating assets and liabilities:
Accounts receivable	(45,716)	(37,758)
Inventory	(79,069)	(75,081)
Accounts payable	135,531	9,952
Income taxes payable	951	138,513
Other	255,693	56,458
Net cash provided by operating activities	1,032,913	755,120

Investing activities:
Purchases of property and equipment	(244,447)	(286,951)
Proceeds from sale of property and equipment	1,542	1,948
Other, including acquisitions, net of cash acquired	(1,751)	—
Net cash used in investing activities	(244,656)	(285,003)

Financing activities:
Net (payments) proceeds of commercial paper	(163,887)	129,288
Proceeds from the issuance of long-term debt	847,365	—
Principal payments on long-term debt	(500,000)	—
Payment of debt issuance costs	(5,909)	(3,801)
Repurchases of common stock	(922,947)	(559,432)
Net proceeds from issuance of common stock	16,609	24,926
Other	(270)	(433)
Net cash used in financing activities	(729,039)	(409,452)

Effect of exchange rate changes on cash	(379)	338
Net increase in cash and cash equivalents	58,839	61,003
Cash and cash equivalents at beginning of the period	193,793	130,245
Cash and cash equivalents at end of the period	$252,632	$191,248

Supplemental disclosures of cash flow information:
Income taxes paid	$18,909	$16,904
Interest paid, net of capitalized interest	43,544	39,424

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

		For the Twelve Months Ended
		March 31,
Adjusted Debt to EBITDAR:		2026	2025
(In thousands, except adjusted debt to EBITDAR ratio)
GAAP debt		$6,195,311	$5,651,821
Add:	Letters of credit	197,892	127,264
	Unamortized discount and debt issuance costs	29,689	27,679
	Six-times rent expense	2,986,494	2,771,640
Adjusted debt		$9,409,386	$8,578,404

GAAP net income		$2,603,905	$2,377,927
Add:	Interest expense	240,245	222,964
	Provision for income taxes	732,004	651,098
	Depreciation and amortization	524,367	474,468
	Share-based compensation expense	35,487	30,353
	Rent expense (i)	497,749	461,940
EBITDAR		$4,633,757	$4,218,750

Adjusted debt to EBITDAR		2.03	2.03

(i)	The table below outlines the calculation of Rent expense and reconciles Rent expense to Total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the twelve months ended March 31, 2026 and 2025 (in thousands):

		For the Twelve Months Ended
		March 31,
		2026	2025
Total lease cost, per ASC 842		$598,987	$558,415
Less:	Variable non-contract operating lease components, related to property taxes and insurance	101,238	96,475
Rent expense		$497,749	$461,940

	March 31,
	2026	2025
Selected Balance Sheet Ratios:
Inventory turnover (1)	1.6	1.6
Average inventory per store (in thousands) (2)	$874	$806
Accounts payable to inventory (3)	124.6%	126.4%

		For the Three Months Ended
		March 31,
		2026	2025
Reconciliation of Free Cash Flow (in thousands):
Net cash provided by operating activities		$1,032,913	$755,120
Less:	Capital expenditures	244,447	286,951
	Excess tax benefit from share-based compensation payments	3,352	12,925
Free cash flow		$785,114	$455,244

	For the Three Months Ended
	March 31,
	2026	2025
Revenue Disaggregation (in thousands):
Sales to do-it-yourself customers	$2,190,132	$2,051,859
Sales to professional service provider customers	2,290,784	1,998,593
Other sales and sales adjustments	79,623	86,472
Total sales	$4,560,539	$4,136,924

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Store Count:
Beginning domestic store count	6,447	6,265	6,298	6,131
New stores opened	48	33	197	167
Stores closed	—	—	—	—
Ending domestic store count	6,495	6,298	6,495	6,298

Beginning Mexico store count	112	87	93	63
New stores opened	9	6	28	30
Stores closed	—	—	—	—
Ending Mexico store count	121	93	121	93

Beginning Canada store count	26	26	25	23
New stores opened	2	—	3	3
Stores closed	—	(1)	—	(1)
Ending Canada store count	28	25	28	25

Total ending store count	6,644	6,416	6,644	6,416

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Store and Team Member Information:
Total employment	93,973	93,419
Square footage (in thousands) (4)	52,229	49,371
Sales per weighted-average square foot (4)(5)	$85.94	$82.22	$349.36	$341.85
Sales per weighted-average store (in thousands) (4)(6)	$688	$643	$2,774	$2,650

(1)	Calculated as cost of goods sold for the last 12 months divided by average inventory. Average inventory is calculated as the average of inventory for the trailing four quarters used in determining the denominator.
(2)	Calculated as inventory divided by store count at the end of the reported period.
(3)	Calculated as accounts payable divided by inventory.
(4)	Represents O’Reilly’s U.S. and Puerto Rico operations only.
(5)	Calculated as sales less jobber sales, divided by weighted-average square footage. Weighted-average square footage is determined by weighting store square footage based on the approximate dates of store openings, acquisitions, expansions, or closures.
(6)	Calculated as sales less jobber sales, divided by weighted-average stores. Weighted-average stores is determined by weighting stores based on their approximate dates of openings, acquisitions, or closures.